Exhibit 99.1

PROG Holdings Reports Third Quarter 2022 Results
•Consolidated revenues of $625.8 million, down 3.8% year-over-year
•Consolidated earnings before taxes of $27.3 million; Adjusted EBITDA of $65.0 million or 10.4% of revenues
•Diluted EPS of $0.32; Non-GAAP Diluted EPS of $0.68
•Progressive Leasing write-offs of 7.2%, down from 9.8% in Q2 2022
•E-commerce 16.5% of Progressive Leasing GMV

SALT LAKE CITY, October 26, 2022 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the third quarter ended September 30, 2022.
"I am proud of our team as we continue to deliver value for our customers and retail partners in the face of significant macro-economic headwinds," said PROG Holdings President and CEO Steve Michaels. “During the quarter, we saw meaningful improvement in the quality of our leased asset portfolio as a result of changes we made to tighten our decisioning earlier in the year, resulting in lower write-offs compared to the second quarter of 2022. We also drove increased efficiencies in our cost structure, as the actions we took last quarter meaningfully improved our third quarter results. While the retail backdrop remains challenging, we are executing on key GMV initiatives with our retail partners that have enabled us to partially mitigate the impacts of the current macro-economic environment. We believe our strong balance sheet, profitability, and free cash flow generation best position us to take advantage of the large underserved market that remains.”
Consolidated Results
Consolidated revenues for the third quarter of 2022 were $625.8 million, a decrease of 3.8% from the same period in 2021. The Company's revenue benefited from further penetration with large national partners and continued growth in e-commerce, but those benefits were more than offset by the impact of weak retail traffic and lower approval rates.

The Company reported consolidated net earnings for the third quarter of 2022 of $16.0 million compared with $57.4 million in the prior year period. Adjusted EBITDA for the third quarter of 2022 was $65.0 million compared with $93.6 million for the same period in 2021. As a percentage of revenues, adjusted EBITDA was 10.4% in the third quarter of 2022, compared with 14.4% for the same period in 2021.
The year-over-year declines in adjusted EBITDA and net earnings in the quarter were primarily driven by pressures on our lease portfolio performance this year compared with the stimulus-aided year ago period, resulting in lower revenue and higher write-offs.
Diluted earnings per share for the third quarter of 2022 were $0.32 compared with $0.86 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.68 in the third quarter of 2022 compared with $0.94 for the same quarter in 2021. Our weighted average share count in the third quarter was 23.7% lower than the same quarter in 2021.
Progressive Leasing Results
Progressive Leasing's third quarter GMV decreased 11.3% to $437.4 million compared with the same period in 2021, primarily due to weakening traffic patterns for our retail partners, both in store and online, as well as pressure from further tightening of lease decisioning. E-commerce GMV within the segment increased 0.7% year-over-year, accounting for 16.5% of the segment's total GMV in the third quarter of 2022. The provision for lease merchandise write-offs was 7.2% of lease revenues in the third quarter of 2022, and while higher than the prior year's results, was down 261 basis points from our second quarter peak.
Liquidity and Capital Allocation
PROG Holdings ended the third quarter of 2022 with cash of $221.9 million and gross debt of $600 million. The Company repurchased $10.9 million of its stock in the quarter at an average price of $18.52 per share and has $373.5 million remaining under its previously-announced $1 billion share repurchase program.

2022 Outlook
PROG Holdings has lowered its full-year 2022 financial outlook as a result of the continued challenging operating environment. Since the Company’s second quarter earnings call, expectations around GMV have been adjusted as consumers deal with the impacts of inflation. The Company also saw weaker than expected customer payment behavior on leases originated prior to its Q2 2022 approval tightening efforts, which is reflected in the provision for accounts receivable.
The PROG Holdings revised fiscal year 2022 outlook is as follows:

	Revised Outlook		Previous Outlook(1)
(In thousands, except per share amounts)	Low	High	Low	High
Total Revenues	$2,580,000	$2,590,000	$2,590,000	$2,690,000
Net Earnings	85,500	88,500	111,000	124,000
Adjusted EBITDA	235,000	240,000	255,000	275,000
Diluted EPS	1.63	1.69	2.09	2.33
Diluted Non-GAAP EPS	2.32	2.38	2.50	2.75
(1) As announced in the Form 8-K filed on June 16, 2022.
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, October 26th 2022, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2022. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.

Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continue", “believe”, “outlook” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, and its impact on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) a further deterioration of the macro environment and/or additional macro-economic headwinds; (iii) the impact of the COVID-19 pandemic, including new variants, subvariants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or “POS” partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (iv) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (v) increased focus by federal and state regulators on businesses that serve subprime consumers, such as our Progressive Leasing, Vive Financial and Four Technologies businesses, and other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (vi) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vii) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (viii) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (ix) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (x) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xi) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xii) our increased level of indebtedness; (xiii) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (xiv) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisition of Four Technologies; (xv) Four Technology’s business model differing significantly from Progressive Leasing's and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xvi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022. Statements in this press release that are “forward-looking” include without limitation statements about (i) our ability to deliver value for our customers and retail partners, including through executing on key initiatives with those partners; (ii) our balance sheet, profitability and free cash flow generation; and (iii) our revised full-year 2022 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES:
Lease Revenues and Fees	$606,585	$635,025	$1,930,843	$1,989,055
Interest and Fees on Loans Receivable	19,236	15,380	54,886	42,322
	625,821	650,405	1,985,729	2,031,377

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	422,589	435,857	1,358,713	1,380,572
Provision for Lease Merchandise Write-offs	43,537	34,174	155,655	84,072
Operating Expenses	112,733	102,053	337,997	289,994
Impairment of Goodwill	10,151	—	10,151	—
	589,010	572,084	1,862,516	1,754,638
OPERATING PROFIT	36,811	78,321	123,213	276,739
Interest Expense	(9,463)	(444)	(28,700)	(1,392)
EARNINGS BEFORE INCOME TAX EXPENSE	27,348	77,877	94,513	275,347
INCOME TAX EXPENSE	11,343	20,464	31,889	69,609
NET EARNINGS	$16,005	$57,413	$62,624	$205,738
EARNINGS PER SHARE
Basic	$0.32	$0.87	$1.18	$3.07
Assuming Dilution	$0.32	$0.86	$1.18	$3.06

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	50,461	66,092	52,896	66,938
Assuming Dilution	50,547	66,385	53,053	67,319

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	September 30, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$221,886	$170,159
Accounts Receivable (net of allowances of $85,734 in 2022 and $71,233 in 2021)	56,543	66,270
Lease Merchandise (net of accumulated depreciation and allowances of $510,217 in 2022 and $463,929 in 2021)	566,148	714,055
Loans Receivable (net of allowances and unamortized fees of $54,031 in 2022 and $53,300 in 2021)	130,136	119,315
Property and Equipment, Net	24,871	25,648
Operating Lease Right-of-Use Assets	12,448	17,488
Goodwill	296,061	306,212
Other Intangibles, Net	120,135	137,305
Income Tax Receivable	10,968	14,352
Deferred Income Tax Assets	2,760	2,760
Prepaid Expenses and Other Assets	49,535	48,197
Total Assets	$1,491,491	$1,621,761
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$137,575	$135,954
Deferred Income Tax Liability	140,517	146,265
Customer Deposits and Advance Payments	33,952	45,070
Operating Lease Liabilities	22,341	25,410
Debt	590,642	589,654
Total Liabilities	925,027	942,353
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2022 and December 31, 2021; Shares Issued: 82,078,654 at September 30, 2022 and December 31, 2021	41,039	41,039
Additional Paid-in Capital	335,642	332,244
Retained Earnings	1,118,150	1,055,526
	1,494,831	1,428,809
Less: Treasury Shares at Cost
Common Stock: 32,046,014 Shares at September 30, 2022 and 25,638,057 at December 31, 2021	(928,367)	(749,401)
Total Shareholders’ Equity	566,464	679,408
Total Liabilities & Shareholders’ Equity	$1,491,491	$1,621,761

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net Earnings	$62,624	$205,738
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,358,713	1,380,572
Other Depreciation and Amortization	25,446	21,954
Provisions for Accounts Receivable and Loan Losses	318,314	152,523
Stock-Based Compensation	13,930	14,803
Deferred Income Taxes	(5,748)	16,948
Impairment of Goodwill	10,151	—
Non-Cash Lease Expense	838	708
Other Changes, Net	(5,785)	(2,715)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions:
Additions to Lease Merchandise	(1,369,388)	(1,446,046)
Book Value of Lease Merchandise Sold or Disposed	158,582	87,005
Accounts Receivable	(280,096)	(143,970)
Prepaid Expenses and Other Assets	(1,077)	(3,864)
Income Tax Receivable and Payable	3,411	(18,529)
Operating Lease Right-of-Use Assets and Liabilities	1,133	(1,411)
Accounts Payable and Accrued Expenses	3,220	37,973
Customer Deposits and Advance Payments	(11,118)	(6,799)
Cash Provided by Operating Activities	283,150	294,890
INVESTING ACTIVITIES:
Investments in Loans Receivable	(147,711)	(139,980)
Proceeds from Loans Receivable	115,226	97,158
Outflows on Purchases of Property and Equipment	(7,488)	(6,815)
Proceeds from Property and Equipment	18	55
Proceeds (Outflows) from Acquisitions of Businesses	6	(22,942)
Cash Used in Investing Activities	(39,949)	(72,524)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(187,361)	(128,233)
Tender Offer Shares Repurchased and Retired	(274)	—
Issuance of Stock Under Stock Option Plans	663	3,133
Shares Withheld for Tax Payments	(2,902)	(5,123)
Debt Issuance Costs	(1,600)	—
Cash Used in Financing Activities	(191,474)	(130,223)
Increase in Cash and Cash Equivalents	51,727	92,143
Cash and Cash Equivalents at Beginning of Period	170,159	36,645
Cash and Cash Equivalents at End of Period	$221,886	$128,788
Net Cash Paid During the Period:
Interest	$17,306	$1,093
Income Taxes	$31,087	$44

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$606,585	$—	$—	$606,585
Interest and Fees on Loans Receivable	—	18,392	844	19,236
Total Revenues	$606,585	$18,392	$844	$625,821

	(Unaudited)
	Three Months Ended
	September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$635,025	$—	$—	$635,025
Interest and Fees on Loans Receivable	—	15,212	168	15,380
Total Revenues	$635,025	$15,212	$168	$650,405

PROG Holdings, Inc.
Nine Months Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,930,843	$—	$—	$1,930,843
Interest and Fees on Loans Receivable	—	53,026	1,860	54,886
Total Revenues	$1,930,843	$53,026	$1,860	$1,985,729

	(Unaudited)
	Nine Months Ended
	September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,989,055	$—	$—	$1,989,055
Interest and Fees on Loans Receivable	—	42,154	168	42,322
Total Revenues	$1,989,055	$42,154	$168	$2,031,377

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended September 30,
	2022	2021
Progressive Leasing	$437,417	$493,277
Vive	47,967	49,085
Other	15,786	2,655
Total	$501,170	$545,017

PROG Holdings, Inc.
Gross Leased Assets by Quarter
(In thousands)

	(Unaudited)
	March 31,	June 30,	September 30,	December 31,
Gross Leased Assets:
2018				$868,708
2019	$860,456	$908,721	$952,079	1,080,107
2020	1,019,106	930,984	934,644	1,019,570
2021	951,099	1,004,430	1,042,288	1,177,984
2022	1,118,782	1,124,903	1,076,364

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2022 and the full year 2022 outlook, exclude intangible amortization expense, restructuring expenses, impairment of goodwill, and accrued interest on an uncertain tax position related to Progressive Leasing's $175.0 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2021 exclude intangible amortization expense and transaction costs associated with the acquisition of Four. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and nine months ended September 30, 2022 and the full year 2022 outlook exclude stock-based compensation expense, restructuring expenses, and impairment of goodwill. Adjusted EBITDA for the three and nine months ended September 30, 2021 exclude stock-based compensation expense and transaction costs associated with the acquisition of Four. The amounts for these pre-tax non-GAAP adjustments can be found in the three and nine month segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net Earnings	$16,005	$57,413	$62,624	$205,738
Add: Intangible Amortization Expense	5,724	5,723	17,171	16,565
Add: Transaction Expense	—	—	—	561
Add: Restructuring Expense	4,673	—	9,001	—
Add: Impairment of Goodwill	10,151	—	10,151	—
Less: Tax Impact of Adjustments(1)	(2,703)	(1,488)	(6,804)	(4,452)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	755	1,040	1,941	1,040
Non-GAAP Net Earnings	$34,605	$62,688	$94,084	$219,452

Earnings Per Share Assuming Dilution	$0.32	$0.86	$1.18	$3.06
Add: Intangible Amortization Expense	0.11	0.09	0.32	0.25
Add: Transaction Expense	—	—	—	0.01
Add: Restructuring Expense	0.09	—	0.17	—
Add: Impairment of Goodwill	0.20	—	0.19	—
Less: Tax Impact of Adjustments(1)	(0.05)	(0.02)	(0.13)	(0.07)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.01	0.02	0.04	0.02
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.68	$0.94	$1.77	$3.26
Weighted Average Shares Outstanding Assuming Dilution	50,547	66,385	53,053	67,319
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$16,005
Income Taxes(1)				11,343
Earnings (Loss) Before Income Taxes	$43,492	$1,376	$(17,520)	27,348
Interest Expense	9,365	98	—	9,463
Depreciation	2,355	204	142	2,701
Amortization	5,421	—	303	5,724
EBITDA	60,633	1,678	(17,075)	45,236
Stock-Based Compensation	3,107	104	1,679	4,890
Restructuring Expense	4,670	3	—	4,673
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$68,410	$1,785	$(5,245)	$64,950
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$57,413
Income Taxes(1)				20,464
Earnings (Loss) Before Income Taxes	$76,435	$6,354	$(4,912)	77,877
Interest Expense	307	137	—	444
Depreciation	2,627	240	13	2,880
Amortization	5,421	—	302	5,723
EBITDA	84,790	6,731	(4,597)	86,924
Stock-Based Compensation	3,587	78	3,002	6,667
Adjusted EBITDA	$88,377	$6,809	$(1,595)	$93,591
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Month Segment EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$62,624
Income Taxes(1)				31,889
Earnings (Loss) Before Income Taxes	$112,956	$9,154	$(27,597)	94,513
Interest Expense	28,413	287	—	28,700
Depreciation	7,408	596	271	8,275
Amortization	16,263	—	908	17,171
EBITDA	165,040	10,037	(26,418)	148,659
Stock-Based Compensation	9,708	291	3,931	13,930
Restructuring Expense	8,343	658	—	9,001
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$183,091	$10,986	$(12,336)	$181,741
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Nine Months Ended
	September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$205,738
Income Taxes(1)				69,609
Earnings (Loss) Before Income Taxes	$268,128	$12,131	$(4,912)	275,347
Interest Expense	1,062	330	—	1,392
Depreciation	7,253	625	13	7,891
Amortization	16,263	—	302	16,565
EBITDA	292,706	13,086	(4,597)	301,195
Stock-Based Compensation	11,592	209	3,002	14,803
Transaction Expense	561	—	—	561
Adjusted EBITDA	$304,859	$13,295	$(1,595)	$316,559
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Reconciliation of Full Year 2022 Revised Outlook for Adjusted EBITDA
(In thousands)

Consolidated Total
Estimated Net Earnings	$85,500 - $88,500
Income Taxes	40,500 - 41,500
Projected Earnings Before Taxes	126,000 - 130,000
Interest Expense	38,000
Depreciation	11,000
Amortization	23,000
Projected EBITDA	198,000 - 202,000
Stock-Based Compensation	18,000-19,000
Restructuring Expense	9,000
Impairment of Goodwill	10,000
Projected Adjusted EBITDA	$235,000 - $240,000

PROG Holdings, Inc.
Reconciliation of Full Year 2022 Revised Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2022 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$1.63	$1.69
Add: Projected Intangible Amortization Expense(1)	0.32	0.32
Add: Restructuring Expense(1)	0.13	0.13
Add: Impairment of Goodwill	0.19	0.19
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.05	0.05
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.32	$2.38
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Full Year 2022 Previous Outlook for Adjusted EBITDA
(In thousands)

Consolidated Total
Estimated Net Earnings	$111,000 - $124,000
Income Taxes	43,000 - 48,000
Projected Earnings Before Taxes	154,000 - 172,000
Interest Expense	38,000
Depreciation	11,000
Amortization	22,000
Projected EBITDA	225,000 - 243,000
Stock-Based Compensation	26,000-27,000
Restructuring Expense	4,000-5,000
Projected Adjusted EBITDA	$255,000 - $275,000

PROG Holdings, Inc.
Reconciliation of Full Year 2022 Previous Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2022 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.09	$2.33
Add: Projected Intangible Amortization Expense(1)	0.31	0.31
Add: Restructuring Expense(1)	0.06	0.07
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.04	0.04
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.50	$2.75
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.